Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1 of China Recycling Energy Corporation of our report dated April 15, 2021 relating to the financial statements for the years ended December 31, 2020 and 2019, which appear in the 2020 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Prager Metis CPA’s LLC

El Segundo, California

July 28, 2021